UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 18, 2018, National Retail Properties, Inc. (the “Company”) announced an underwritten public offering of $400.0 million aggregate principal amount of 4.300% Notes due 2028 (the “2028 Notes”) and $300.0 million aggregate principal amount of 4.800% Notes due 2048 (the “2048 Notes” and, together with the 2028 Notes, the “Notes”) pursuant to an underwriting agreement, dated September 18, 2018 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein. The Notes will be governed by the Indenture, dated as of March 25, 1998, between the Company and U.S. Bank National Association, as successor trustee, which will be supplemented by a seventeenth supplemental indenture. The offering is expected to close on September 27, 2018.

The net proceeds from the offering are expected to be approximately $685.9 million. The Company intends to use the net proceeds from the offering to repay all of the outstanding indebtedness under its credit facility, to redeem all of its outstanding 5.500% notes due 2021 and to fund future property acquisitions and for general corporate purposes.

The Notes will be senior unsecured obligations of the Company and will rank equally with all of the Company’s other existing and future senior unsecured indebtedness. The 2028 Notes will bear interest at 4.300% per annum and the 2048 Notes will bear interest at 4.800% per annum. Interest on the Notes will be payable semi-annually on April 15 and October 15, commencing April 15, 2019. The 2028 Notes will mature on October 15, 2028. The 2048 Notes will mature on October 15, 2048.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (File No. 333-223141), filed by the Company with the Securities and Exchange Commission (“SEC”) on February 22, 2018.

The summary of the Underwriting Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements:

Statements in this current report that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. For example, the fact that the offering has priced may imply that the offering will close, but the closing is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. Additional risks and information concerning those and other factors that could cause actual results to differ materially from those forward-looking statements are contained from time to time in the Company’s other SEC filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K. Copies of such filings may be obtained from the Company or the SEC. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans, intentions, expectations and estimates. Actual outcomes and operating results may differ, in some cases materially, from what is expressed or forecast in this current report. The Company undertakes no obligation to publicly release or update the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated September 18, 2018, among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President and Chief Financial Officer

Dated: September 19, 2018